Certification Of Periodic Financial Report


(Section 906 Certification)

Michael McLaughlin hereby certifies as follows:

1. He is the President and Chief Financial Officer of
Bernard, Allan & Edwards, Inc.

2. The Form 10-QSB of Bernard, Allan & Edwards, Inc.
for the Quarter ended June 30, 2004 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or
78o(d))and the information contained in the report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Bernard, Allan & Edwards, Inc.


Date: August 12, 2004

/s/ Michael McLaughlin
Michael McLaughlin, President, Chief Financial Officer